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                                                                   Exhibit 10.12




                                     FORM OF
                             LANIER WORLDWIDE, INC.
                         KEY CONTRIBUTOR INCENTIVE PLAN

                        EFFECTIVE AS OF OCTOBER 11, 1999


         1. PURPOSE. The purpose of the Lanier Worldwide, Inc. Key Contributor Incentive Plan (the "Plan") is to promote the growth and performance of Lanier Worldwide, Inc. (the "Corporation") by linking a portion of the total compensation for certain key employees to attainment of such corporate, sector and division financial objectives as shall be approved by the applicable Plan Administrator for each Plan Year.

         2. DEFINITIONS. The following definitions are applicable to the Plan:

         "Affiliate" means any entity controlling, controlled by or under common control with the Corporation, through ownership, directly or indirectly, of a 50% or more interest in voting rights or profits.

         "Board" means the Board of Directors of the Corporation.

         "Committee" means a committee of the Board to which the Board has delegated authority and responsibility under the Plan and which shall be appointed by, and serve at the pleasure of, the Board, and shall consist solely of two or more members of the Board who are not employees of the Corporation or any Affiliate thereof and who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code, as amended from time to time, and the regulations promulgated thereunder.

         "Executive Officer" means the Chief Executive Officer of the Corporation and each other individual the Board has designated as an executive officer of the Corporation for purposes of reporting under Section 16 of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

         "Participant" means any salaried employee of the Corporation and its subsidiaries and Affiliates designated by the Plan Administrator to participate in the Plan.

         "Plan Administrator" means with respect to any Participant, the person or group designated to administer the Plan with respect to such Participant as provided in Section 3.

         "Plan Year" means the fiscal year of the Corporation.

         3. ADMINISTRATION OF PLAN. With respect to participation in the Plan by the Chief Executive Officer of the Corporation and each other Executive Officer, the Plan shall be administered by the Committee. With respect to participation in the Plan by Participants who are


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not Executive Officers, the Plan shall be administered by the Board, the
Committee, or the Chief Executive Officer, in accordance with the Corporation's compensation practices.

         4. DESIGNATION OF PARTICIPANTS. Participants in the Plan shall be selected by the Plan Administrator on an annual basis from among the salaried employees of the Corporation and its subsidiaries and Affiliates.

         5. ANNUAL INCENTIVE AWARDS.

         (a) Each Participant in the Plan shall be eligible to receive such annual incentive award, if any, for each Plan Year as may be payable pursuant to the satisfaction of the performance criteria described below. The Plan Administrator shall, on an annual basis, establish a "target annual incentive award" for each Participant, and the maximum amount of an annual incentive award that may be awarded to a Participant for a Plan Year shall be 150% thereof.

         (b) Participants shall have their annual incentive awards, if any, determined on the basis of the degree of achievement of performance goals that shall be established by the Plan Administrator in writing and that shall be stated in terms of the attainment of specified levels of, or percentage changes (as compared to a prior measurement period) in, any one or more of the following measurements: the Corporation's revenue, earnings per share of common stock of the Corporation, net income, return on equity, return on capital, return on assets, total shareholder return, return on sales or cash flow, or any combination thereof. The Plan Administrator shall, for each Plan Year, establish the performance goal or goals from among the foregoing to apply to each Participant and a formula or matrix prescribing the extent to which such Participant's annual incentive award shall be earned based upon the degree of achievement of such performance goal or goals. The Plan Administrator may determine that the annual incentive award payable to any Participant shall be based upon the attainment of performance goals comparable to those specified above but in whole or in part applied to the results of a subsidiary, Affiliate, division or sector of the Corporation for which such Participant has substantial management responsibility. Subject to Section 8, each Participant's period of performance will be the Plan Year.

         (c) A Participant's target annual incentive award or performance goals may be changed by the Plan Administrator during the Plan Year to reflect a change in responsibilities, PROVIDED that to the extent an award is intended to come within the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended from time to time, any such change shall be made in a manner consistent with such Internal Revenue Code section and the regulations promulgated thereunder.

         (d) Except with respect to Executive Officers as provided in Section 6, the Plan Administrator may, in its sole discretion, (i) award or increase the amount of an annual incentive award payable to a Participant even though not earned in accordance with the performance goals established pursuant to this
Section 5, or (ii) decrease the amount of an annual incentive award otherwise payable to a Participant even though earned in accordance with the performance goals established pursuant to this Section 5.



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         6. PARTICIPATION BY EXECUTIVE OFFICERS. Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall be applicable to participation in the Plan by Executive Officers:

         (a) Each such Participant's annual incentive award under the Plan for a Plan Year shall be based solely on achievement of one or more of the performance goals as established by the Plan Administrator pursuant to Section 5, and the Plan Administrator shall not have the discretion provided in Section 5(d) to increase the amount of the award.

         (b) With respect to each such Participant, no annual incentive award shall be payable hereunder except upon written certification by the Plan Administrator that the performance goals have been satisfied to a particular extent and that any other material terms and conditions precedent to payment of an annual incentive award pursuant to the Plan have been satisfied.

         (c) The maximum annual incentive award payable to any such Participant for any Plan Year shall be $2,000,000.

         7. PAYMENT OF ANNUAL INCENTIVE AWARD. Payment of any amount to be paid to a Participant based upon the degree of attainment of the applicable performance goals shall be made, in cash, (i) following each quarter of the Plan Year, based on the degree of attainment in the quarter of the applicable performance goals, and (ii) following the Plan Year, based on the degree of attainment in the Plan Year of the applicable performance goals. Quarterly bonus payment potential as a percent of the target annual incentive award is as follows:

                  First Quarter             15%
                  Second Quarter            25%
                  Third Quarter             20%
                  Fourth Quarter            40%

Payment of any amount to a Participant based on the degree of attainment in the Plan Year of the applicable performance goals shall be reduced by payments made to the Participant based on quarterly attainment of such goals in such Plan Year. Payments are made quarterly approximately six weeks following the end of each of the first three quarters of the Plan Year. The final year-end payment is made following the formal audit certification for the year. If the maximum quarterly bonus opportunity is not achieved in any of the first three quarters, the deficiency can be eliminated based on total year performance as of the end of the year. A Participant may earn in excess of the target annual incentive award for exceeding the applicable performance goals by year end. This preceding sentence does not apply to quarterly calculations.

8.       SPECIAL PROVISIONS.

         (a) A Participant's initial period of performance will be prorated according to his or her selection for participation in the Plan. The initial period of performance for an employee who begins participation prior to or on the 15th day of a calendar month will begin on


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the first day of the calendar month in which he or she first becomes a
Participant. The initial period of performance for an employee who begins participation on or after the 16th day of a calendar month will begin on the first day of the immediately following calendar month. The initial period of performance will end on the last day of the Plan Year in which participation begins.

         (b) A Participant must be actively employed on the last day of a quarter to qualify for a payment calculated for that time frame.

         (c) In the event that a Participant retires or dies during the Plan Year, the Participant (or his or her estate) will be eligible for prorated bonus payments following the end of the last quarter worked and the end of the Plan Year, PROVIDED the applicable performance goals are attained.

         (d) A Participant's performance period shall not include any period while he or she is on a leave of absence and he or she will not be eligible for an award for the period beginning the first day of the calendar month following the last day of active employment and ending when the performance period recommences following his or her return to work. The performance period shall recommence on the first day of the calendar month in which the Participant returns to work, if he or she returns to work on or before the 15th day of such calendar month. If such Participant returns to work on or after the 16th day of a calendar month, his or her performance period will recommence on the first day of the calendar month following his or her return to work.

         (e) In the event a Participant is demoted or transferred to a position not eligible to participate in this Plan, participation for the quarter in which the demotion or transfer takes place will be prorated, PROVIDED the Participant is actively employed by the Corporation or a subsidiary or Affiliate on the last day of the quarter. The same criteria applied to determine the beginning of the Performance Period in paragraph (a) will be applied to determine eligibility for the calendar month in which a Participant's position changes. If a Participant is demoted or transferred to a position qualifying to participate in the Plan at a lesser award level, participation in the Plan will continue for the Plan Year of the demotion or transfer with appropriate prorations based on the same criteria as described in paragraph (a) above.

         (f) When a Participant's performance period is less than the entire Plan Year as a result of leaving or entering the Plan after the beginning of the Plan Year, the target award for such Participant shall be adjusted. For Participants leaving the Plan, this adjustment shall be made at the end of the Plan Year based on the final year-end results. An adjusted payment shall be made to provide total incentive payments that are proportional to total year results, prorated for the number of months of participation in the Plan. For new Participants, this adjustment shall be made by reducing the stand-alone fourth quarter potential to 25% and applying a total Plan Year adjustment comparable to that used for Participants who are transferred out of the Plan.

         9. PARTICIPANT'S INTERESTS. A Participant's interest in any annual incentive awards hereunder shall at all times be reflected on the Corporation's books as a general unsecured and unfunded obligation of the Corporation subject to the terms and conditions of the Plan. The Plan


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shall not give any person any right or security interest in any asset of the
Corporation or any fund in which any deferred payment is deemed invested. Neither the Corporation, the Board, nor the Plan Administrator shall be responsible for the adequacy of the general assets of the Corporation to discharge the payment of its obligations hereunder nor shall the Corporation be required to reserve or set aside funds therefor.

         10. NON-ALIENATION OF BENEFITS; BENEFICIARY DESIGNATION. All rights and benefits under the Plan are personal to the Participant and neither the Plan nor any right or interest of a Participant or any other person arising under the Plan is subject to voluntary or involuntary alienation, sale, transfer, or assignment without the Corporation's consent. Subject to the foregoing, the Corporation shall establish such procedures as it deems necessary for a Participant to designate one or more beneficiaries to whom any payment the Plan Administrator determines to make would be payable in the event of the Participant's death.

         11. WITHHOLDING FOR TAXES. Notwithstanding any other provisions of this Plan, the Corporation may withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with any federal, state and local tax or withholding requirements.

         12. RIGHTS OF EMPLOYEES. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation or any of its subsidiaries or Affiliates to terminate a Participant's employment at any time, or confer upon any Participant any right to continued employment with the Corporation or any of its subsidiaries or Affiliates.

         13. DETERMINATIONS FINAL. Each determination provided for in the Plan shall be made by the Plan Administrator under such procedures as may from time to time be prescribed by the Plan Administrator and shall be made in the sole discretion of the Plan Administrator. Any such determination shall be conclusive.

         14. CHANGE IN CONTROL.

         (a) Notwithstanding anything to the contrary provided elsewhere herein, in the event of a "change in control" of the Corporation, as defined in Section 14(b) below, then the Corporation shall as promptly as practicable pay any annual incentive awards awarded to Participants. The payment to each Participant shall be an amount not less than the target annual incentive award as originally approved for the Plan Year (net of any quarterly payments previously made for the Plan Year under Section 7), notwithstanding actual results or any changes or modifications occurring after any such change in control.

         (b) "Change in control" means the occurrence of any one of the following events:

                (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20%


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         or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board (the "Corporation Voting Securities"); PROVIDED, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Corporation or any subsidiary, (b) by any employee benefit plan sponsored or maintained by the Corporation or any subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii)), or (e) with respect to any Participant, by such Participant or by any group of persons including such Participant or acting in concert with such Participant;

                (ii) individuals who, on the "Distribution Date" as defined in the Registration Statement on Form 10 and any amendments thereto filed by the Corporation with the Securities and Exchange Commission, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, PROVIDED that any person becoming a director subsequent to the Distribution Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination), shall also be deemed to be an Incumbent Director; PROVIDED, HOWEVER, that no such individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation or any such type of transaction involving the Corporation or any of its subsidiaries that requires the approval of the Corporation's shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination:
         (a) more than 66 2/3% of the total voting power of the company resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Corporation Voting Securities) eligible to elect directors of such company is represented by shares that were Corporation Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Corporation Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Corporation (or the company resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the company resulting from such Business Combination, and
         (c) at least a majority of the members of the board of directors of the company resulting from such Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the foregoing conditions specified in (a), (b) and (c) shall be deemed to be a "Non-Control Transaction"); or



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                (iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or the direct or indirect sale or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries.

Notwithstanding the forgoing, a "change in control" of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which reduces the number of Corporation Voting Securities outstanding; PROVIDED that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a "change in control" of the Corporation shall then occur.

         15. ADJUSTMENT OF AWARDS. The Plan Administrator shall be authorized to make adjustments in the method of calculating attainment of performance goals in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in applicable laws, regulations or accounting principles; PROVIDED, HOWEVER, that to the extent an award is intended to come within the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, any such adjustments shall be made in a manner consistent with such Internal Revenue Code section and the regulations promulgated thereunder. The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any annual incentive award in the manner and to the extent it shall be deemed desirable to carry it into effect. In the event the Corporation shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Plan Administrator may, in its discretion, make such adjustments in the terms of annual incentive awards under the Plan as it shall deem appropriate.

         16. DEFERRAL. Notwithstanding anything contained herein to the contrary, in the event that an annual incentive award shall be ineligible for treatment as "other performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, the Plan Administrator, in its sole discretion, shall have the right, with respect to any Executive Officer who is a "covered employee" under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, to defer, in whole or in part, such Executive Officer's receipt of his or her annual incentive award until the Executive Officer is no longer a "covered employee" or until such time as shall be determined by the Plan Administrator, PROVIDED that the Plan Administrator may effect such a deferral only in a situation where the Corporation would be prohibited a deduction under Section 162(m) and such deferral shall be limited to the portion of the award that is not deductible.

         17. AMENDMENT OR TERMINATION. Until such time as a "change in control" shall have occurred, the Board or the Committee may, in its sole discretion, amend, suspend or terminate the Plan from time to time. No such amendment, suspension or termination shall alter a Participant's right to receive a distribution as previously earned, as to which this Plan shall remain in effect following its termination until all such amounts have been paid, except as the



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Corporation may otherwise determine. After a "change in control," the Board or the Committee shall no longer have the power to amend, suspend or terminate the Plan, except to comply with changes to the Internal Revenue Code of 1986, as amended from time to time, or other applicable law.

         Approved by the Board this 11th day of October, 1999, which shall be the effective date of the Plan.

                                              ATTESTED:


                                              __________________________________
                                              Secretary





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